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                                                                  EXHIBIT (b)(2)

                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
               EATON VANCE INSURED MICHIGAN MUNICIPAL BOND FUND I


                                October 14, 2002




Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Insured Michigan Municipal Bond Fund I (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Insured Michigan Municipal Bond Fund.



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